Exhibit 99.1

Hercules Announces Interim Portfolio Update for Q1 2015

  Closed Commitments to Date for Q1 2015 of Approximately $170.0 Million
  Surpasses $5.0 Billion Milestone in Debt Commitments Since Inception (December 2003)
  Three Completed IPO Liquidity Events During the Quarter
  Six Hercules Portfolio Companies Currently in IPO Registration

PALO ALTO, Calif.--(BUSINESS WIRE)--March 16, 2015--Hercules Technology Growth Capital, Inc. (NYSE: HTGC), the leading specialty finance company focused on providing senior secured loans to venture capital-backed companies in technology-related industries, including technology, biotechnology, life science, and energy & renewable technology, at all stages of development, today announced its interim Q1 2015 portfolio update.

“We are off to a strong start in 2015, with approximately $170.0 million in new closed commitments and an equally strong pipeline rolling into Q2 2015, as we continue to drive towards realizing our goal of growing our loan investment portfolio by as much as 30% to 50% in 2015, to our year-end target of $1.3 to $1.5 billion, subject to market conditions,” stated Manuel Henriquez, chairman and chief executive officer of Hercules.

Henriquez added, “Our origination activity has been very robust as we continue to see healthy deal flow from our venture capital partners and from our innovative venture growth stage companies. However, we continue to see many of these new investments opportunities closing later and later in the quarter, thereby lowering our targeted intra-quarter weighted average loan balances, and pushing out our EPS growth targets by a quarter or two in the process. In addition, our forecasted early pay-offs, or prepayments, are materially lower than prior quarters and in-line with our expectations, which should allow us to grow our loan investment portfolio and begin to leverage our SG&A infrastructure investment in anticipation of higher year-end loan investment portfolio growth and balances. Finally, we continue to selectively pursue new loan investment opportunities that meet our credit underwriting standards, as we look to systematically grow our loan investment portfolio to new records levels in 2015 with senior secured high quality investments. We remain steadfast in not trading-off increased credit risk in the quest for higher loan yields by reaching down the capital structure, and prefer to accept lower loan yields in lieu of increased credit risk.”

New Originations for Q1 2015:

As of March 16, 2015, Hercules has originated approximately $170.0 million of debt and equity commitments to new and existing portfolio companies.

Seven (7) new commitments to the following innovative growth stage companies:

Technology Portfolio - $36.0 Million

  $25.0 million to a leading technology provider of message management solutions and services for email service providers, internet service providers, social networks and large enterprises
  $11.0 million to a leading technology developer of high-speed connectivity solutions for data centers, enterprise and mobile applications

Life Sciences Portfolio - $99.0 Million

  $27.0 million to a development-stage oncology company focused on developing cancer drugs using its tumor targeting platform
  $25.0 million to a leading pharmaceutical company developing novel products utilizing its proprietary transdermal drug delivery technology
  $20.0 million to a biotechnology company developing therapeutic antibody-based products
  $15.0 million to a specialty pharmaceutical company developing proprietary, abuse-prevention oral products for the treatment of pain
  $12.0 million to a leading medical device company developing minimally-invasive medical devices for weight loss

New Investments to Existing Portfolio Companies - $35.0 Million

  Hercules provided approximately $35.0 million of debt and equity commitments and renewals to existing portfolio companies.

As of March 16, 2015, Hercules had unfunded debt commitments of approximately $343.6 million, representing potential future portfolio growth. Approximately $215.0 million of these unfunded commitments are contingent upon the portfolio company achieving certain performance milestones prior to Hercules’ debt commitments becoming available.

It is important to note that certain commitments may expire without being drawn upon, and commitments do not necessarily represent future cash requirements or future earning assets for Hercules. Our commitments may include conditions, such as reaching certain milestones, before the Hercules debt commitment would become available. Hercules intends to continue to institute funding or performance-based milestone requirements to mitigate risk which will affect our actual funding levels.

Principal Repayments/Early Pay-Offs:

As of March 16, 2015, Hercules received approximately $50.5 million in principal repayments, exclusive of revolver payments, for Q1 2015, of which approximately $23.0 million were unscheduled early repayments.

Portfolio IPO Activities in Q1 2015:

IPO Activities

  Six (6) Portfolio Companies Currently in IPO Registration:

As of March 16, 2015, Hercules had warrant and equity positions in six portfolio companies that had filed Registration Statements in contemplation of a potential IPO:

  Good Technology
  ViewRay Incorporated
  Four companies filed confidentially under the JOBS Act

There can be no assurances that these companies will complete their IPOs in a timely manner or at all.

Three (3) Completed IPO Liquidity Events:

  In January 2015, Hercules’ portfolio company, Box, Inc. (NYSE: BOX), completed its initial public offering. The shares held by Hercules in Box are subject to certain restrictions that govern the timing of our divestment and may thus impact our ultimate gain or (loss). In the case of Box, we are subject to a customary IPO lockup period and are restricted from selling shares of common stock for approximately six months from the date of the initial public offering. The potential gain is subject to the price of the shares when Hercules exits the investment.
  In January 2015, Hercules’ portfolio company, Zosano Pharma Corporation (NASDAQ: ZSAN), completed its initial public offering.
  In February 2015, Hercules’ portfolio company, Inotek Pharmaceuticals Corporation (NASDAQ: ITEK), completed its initial public offering.

About Hercules Technology Growth Capital, Inc.

Hercules Technology Growth Capital, Inc. (NYSE: HTGC) is the leading specialty finance company focused on providing senior secured loans to venture capital-backed companies in technology-related industries, including technology, biotechnology, life science, and energy & renewable technology, at all stages of development. Since inception (December 2003), Hercules has committed more than $4.9 billion to over 310 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing. Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650.289.3060.

Hercules’ common stock trades on the New York Stock Exchange under the ticker symbol "HTGC."

In addition, Hercules has three outstanding bond issuances of 7.00% Senior Notes due April 2019, 7.00% Senior Notes due September 2019, and 6.25% Notes due July 2024, which trade on the NYSE under the symbols “HTGZ,” HTGY,” and “HTGX,” respectively.

Forward-Looking Statements

The information disclosed in this release is made as of the date hereof and reflects Hercules most current assessment of its historical financial performance. Actual financial results filed with the Securities and Exchange Commission may differ from those contained herein due to timing delays between the date of this release and confirmation of final audit results. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market volatility, and other factors we identify from time to time in our filings with the Securities and Exchange Commission. Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

CONTACT:
Hercules Technology Growth Capital, Inc.
Michael Hara, 650-433-5578 HT-HN
Investor Relations and Corporate Communications
mhara@htgc.com